EXHIBIT 10.2

ANIMAS CORPORATION

2004 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

     This STOCK OPTION GRANT, dated as of    , 2004 (the “Date of Grant”), is delivered by ANIMAS CORPORATION (the “Company”) to    (the “Grantee”).

RECITALS

     The Animas Corporation 2004 Equity Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Board of Directors of the Company (the “Board”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its shareholders, and provide the Grantee with an opportunity to share in the growth and value of the Company. A copy of the Plan is attached.

     The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

     1. Grant of Option.

          (a) Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee an option (the “Option”) to purchase    shares of common stock of the Company (“Shares”) at an exercise price of $  per Share. The Option shall become exercisable according to Paragraph 2 below.

          (b) This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Grantee.

     2. Exercisability of Option. The Option shall become exercisable on the following date(s), if the Grantee is employed by, or providing service to, the Company on the applicable date:

Date	Shares for Which Option is Exercisable
[1st Anniversary of Date of Hire]
[2nd Anniversary of Date of Hire]
[3rd Anniversary of Date of Hire]
[4th Anniversary of Date of Hire]
[5th Anniversary of Date of Hire]

The exercisability of the Option is cumulative.

     3. Term of Option.

          (a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period ([Insert Date 10 Years from Date of Grant]) unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

          (b) The Option shall automatically terminate upon the happening of the first of the following events:

               (i) The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Company, if the termination is for any reason other than Disability (as defined in the Plan), death or Cause (as defined in the Plan).

               (ii) The expiration of the two-year period after the Grantee ceases to be employed by, or provide service to, the Company on account of the Grantee’s Disability.

               (iii) The expiration of the two-year period after the Grantee ceases to be employed by, or provide service to, the Company, if the Grantee dies while employed by, or providing service to, the Company or within 90 days after the Grantee ceases to be so employed or provide services on account of a termination described in subparagraph (i) above.

               (iv) The date on which the Grantee ceases to be employed by, or provide service to, the Company for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall terminate immediately and automatically.

               (v) Notwithstanding the foregoing, in no event may the Option be exercised after the date set forth in Paragraph 3(a). Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Company shall terminate immediately and automatically.

     4. Exercise Procedures.

          (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Board written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised.

          (b) On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Board may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations, as it deems appropriate on the use of Shares of the Company to exercise the Option.

          (c) The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate.

          (d) The Company may from time to time impose any conditions on the exercise of the Option as it reasonably deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of the Securities and Exchange Commission Rule 16b-3 or any successor rule.

          (e) The Grantee acknowledges and agrees to execute any shareholder’s agreement that may be applicable to holders of Shares under the Plan generally and restricts the Grantee’s rights in the Shares acquired under the Plan, in a form that the Company provides at any time on or after the exercise of this Option and as may be amended by the Company in its sole discretion from time to time.

          (f) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

          (g) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

     5. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions, as it deems appropriate pursuant to the Plan.

     6. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

     7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

     8. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

     9. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

     10. Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

     11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

     12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at 200 Lawrence Drive, West Chester, PA 19380, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

     13. Amendment. Subject to the provisions of the Plan, this Agreement may be amended at any time by the Company or its delegate; provided, however, that any modification or amendment of this Agreement which adversely affects the Grantee shall require the written consent of the Grantee.

     14. Entire Agreement. This Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Grantee by the Company.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

ANIMAS CORPORATION

By:

Name:

Title:

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